Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated April 2, 2018 (except for the effect of the discontinued operations described in Note 5, to which the date is April 12, 2019) on the 2017 consolidated financial statements of Bright Mountain Media, Inc. and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Liggett & Webb, P.A.
LIGGETT & WEBB, P.A.
Certified Public Accountants
Boynton Beach, Florida
May 14, 2019